EXHIBIT 23.1






                         CONSENT OF INDEPENDENT AUDITORS





Board of Directors
Mason-Dixon Bancshares, Inc.



         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 17, 1998, relating to the consolidated financial statements of Mason-Dixon Bancshares, Inc. and Subsidiaries incorporated by reference in their Annual Report on Form 10-K for the year ended December 31, 1997, and to the reference to our Firm under the capiton "Experts" in the Prospectus.


                                            /s/ Stegman & Company







Baltimore, Maryland
April 1, 1998



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